UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2013

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On February 4, 2013, the previously announced merger (the “Merger”) of Comverse Technology, Inc. (“CTI”) with and into a wholly owned subsidiary (“Merger Sub”) of Verint Systems Inc. (“Verint”),

with Merger Sub continuing as the surviving company and CTI ceasing to exist as a separate entity, was consummated. Pursuant to the terms of the Agreement and Plan of Merger, dated August 12, 2012 (the “Merger Agreement”), by and among CTI, Verint and Merger Sub, each share of CTI common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive new shares of Verint common stock at an exchange ratio of 0.1298 shares of Verint common stock for each share of CTI common stock. In addition, the Series A Convertible Perpetual Preferred Stock of Verint (“Verint preferred stock”) and all shares of Verint common stock held by CTI immediately prior to the effective time of the Merger were canceled.
At a special meeting of stockholders held on February 4, 2013 (the “Verint special meeting”), Verint stockholders voted to adopt the Merger Agreement and to approve the transactions contemplated by that agreement, including the Merger and the issuance of Verint common stock to CTI shareholders in connection therewith. At a special meeting of shareholders held on February 4, 2013, CTI shareholders voted to adopt the Merger Agreement and to approve the transactions contemplated by that agreement, including the Merger.
The foregoing summary is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which has been filed as Exhibit 2.1 to Verint's Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2012 and incorporated in this Item 2.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Directors; Change in Responsibilities of Officer.
In connection with the consummation of the Merger, effective February 4, 2013, Augustus K. Oliver, Shefali Shah and Mark C. Terrell resigned from the board of directors of Verint (the “Board”) and all committees thereof. The resignations of Mr. Oliver, Ms. Shah and Mr. Terrell were not the result of any disagreement with Verint or its operations, policies or practices.
The information referred to in “Item 8.01 Other Events” below relating to Meir Sperling's change in responsibilities is incorporated by reference herein.
(d)    Appointment of New Director.
On February 4, 2013, the Board approved the election of Dr. Richard Nottenburg as a director of Verint. Dr. Nottenburg, an investor in early stage technology companies and a business consultant, was President and Chief Executive Officer and a member of the board of directors of Sonus Networks, Inc. from June 2008 through October 2010. From July 2004 until May 2008, Dr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Dr. Nottenburg is currently a member of the boards of directors of PMC Sierra, Inc. and Aeroflex Corporation. He was a member of the board of directors of Verint from July 2011 to November 2011 and a member of the board of directors of CTI from November 2006 to November 2011.
The Board has determined that Dr. Nottenburg is “independent” for purposes of NASDAQ's governance listing standards (specifically, NASDAQ Listing Rule 5605(a)(2)).

Dr. Nottenburg is expected to become party to an Indemnification Agreement with Verint on the same basis as Verint's other directors, the terms of which are described in Verint's Annual Report on Form 10-K for the year ended January 31, 2012.
The information referred to in “Item 8.01 Other Events” below relating to Dr. Nottenburg's committee membership is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 4, 2013, the Board unanimously approved amendments to the Amended and Restated By-Laws of Verint (as amended and restated, the “By-Laws”) effective as of February 4, 2013 as described below:

•
Issuance of Equity Securities: The By-Laws were amended to eliminate the requirement that, until such time as Verint's majority stockholder as of September 11, 2007 ceases to hold a majority of Verint's voting securities, a vote of 75% of the entire Board or the affirmative vote of the holders of the majority of the issued and outstanding shares of Verint common stock would be required to approve any issuance of equity securities by Verint (other than pursuant to equity compensation plans) (Article I, Section 9);

•	Quorum and Manner of Voting: The By-Laws were amended to eliminate the reference to Article I, Section 9 in Article II, Section 4; and

•
Amendments: The By-Laws were amended to eliminate the provision that, until such time as Verint's majority stockholder as of September 11, 2007 ceases to hold a majority of Verint's voting securities, Article I, Section 9 may only be amended by a vote of 75% of the entire Board.

The descriptions of the amendments to the By-Laws are qualified in their entirety by reference to the full text of the By-Laws, a copy of which has been filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Verint special meeting, Verint stockholders voted on a proposal to adopt the Merger Agreement and to approve the transactions contemplated by that agreement, including the Merger and the issuance of Verint common stock to CTI shareholders in connection therewith. The results of the voting were 44,512,077 votes for, 4,296 votes against and 1,163 abstentions. A more complete description of this matter is set forth in the joint proxy statement/prospectus filed with the SEC on January 4, 2013.
As described in the joint proxy statement/prospectus, because there were sufficient votes at the Verint special meeting to approve the proposal to adopt the Merger Agreement and to approve the transactions contemplated by that agreement, including the Merger and the issuance of Verint common stock to CTI shareholders in connection therewith, no vote was taken on the separate proposal to approve the adjournment of the Verint special meeting to solicit additional proxies.

Item 8.01.    Other Events.
(a)    Changes in Board Leadership and Committee Membership
Effective February 4, 2013, in connection with the resignations of Mr. Oliver, Ms. Shah and Mr. Terrell from the Board and the election of Dr. Nottenburg to the Board, (1) Mr. Oliver ceased to be the Chairman of the Board, (2) Ms. Shah ceased to be a member of the Board's Corporate Governance and Nominating Committee, (3) Mr. Terrell ceased to be a member of the Board's Compensation Committee, (4) Victor DeMarines was selected by the Board as its Chairman and resigned as a member and Chair of the Board's Compensation Committee, (5) Earl C. Shanks was appointed by the Board to the Board's Compensation Committee, and (6) Dr. Nottenburg was appointed by the Board to the Board's Compensation Committee and designated by the Board as Chair of the Board's Compensation Committee. In addition, effective February 4, 2013, the Board's Stock Option Committee has been dissolved.
Effective February 4, 2013, the composition of the committees of the Board is as follows:

•	Corporate Governance and Nominating Committee-John Egan (Chair), Mr. DeMarines and Howard Safir.

•	Audit Committee-Larry Myers (Chair), Mr. DeMarines, Mr. Safir, and Earl C. Shanks.

•	Compensation Committee-Dr. Nottenburg (Chair), Mr. Safir and Mr. Shanks.

(b)    Change in Responsibility of Officers
In conjunction with the consummation of the Merger, the associated changes to Verint's capital structure and the changes to the Board discussed elsewhere in this Current Report, Verint will begin a process of refining its long-term growth strategy. In that regard, Mr. Sperling, the Corporate Officer of Verint responsible for its Communications Intelligence business unit and for Verint Systems Ltd. (“VSL”), Verint's Israeli subsidiary, following a transition will be promoted to become Chief Strategy Officer of Verint. In that role, Mr. Sperling will focus on Verint's long-term growth strategy in the Actionable Intelligence market and continue to oversee relationships with certain key strategic customers and partners. Mr. Sperling will also remain Corporate Officer and become Chairman of VSL.
As part of Mr. Sperling's transition to Chief Strategy Officer, Mr. Hanan Gino will join Verint beginning on or about February 11, 2013 and will transition to the roles of General Manager, Communications Intelligence business unit as well as General Manager of VSL. Mr. Gino joins Verint with over 25 years of leadership and business experience in the global high tech industry.

Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The audited consolidated balance sheets of CTI as of January 31, 2012 and 2011 and the audited consolidated statements of operations and consolidated statements of cash flows of CTI for the years ended January 31, 2012, 2011 and 2010, and the notes related thereto, were included in Exhibit 99.1 to CTI's Current Report on Form 8-K filed with the SEC on December 20, 2012 and have been incorporated herein by reference.
The unaudited consolidated balance sheet of CTI as of October 31, 2012 and the unaudited consolidated statements of operations and consolidated statements of cash flows of CTI for the nine months ended October 31, 2012 and 2011, and the notes related thereto, were included in CTI's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2012 filed with the SEC on December 14, 2012 and have been incorporated herein by reference.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined balance sheet of Verint as of October 31, 2012 and the unaudited pro forma condensed combined statements of operations of Verint for the year ended January 31, 2012 and the nine months ended October 31, 2012, and the notes related thereto, were included under the caption “Unaudited Pro Forma Condensed Combined Financial Information” in the joint proxy statement/prospectus dated January 4, 2013 that forms a part of Verint's Registration Statement on Form S-4 (File No. 333-184628), which was filed with the SEC on October 29, 2012 and declared effective by the SEC on January 4, 2013, and have been incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Verint Systems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: February 5, 2013	By: /s/ Peter Fante

Name:	Peter Fante
Title:    Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Verint Systems Inc.